Exhibit 4.29

edward nathan sonnenbergs

johannesburg cape town durban stellenbosch

150 west street

sandown sandton johannesburg 2196

p o box 783347 sandton south africa 2146

docex 152 randburg

tel +2711 269 7600 fax +2711 269 7899

info@ens.co.za www.ens.co.za

SALE OF PROPERTY AGREEMENT

entered into between

ARMGOLD / HARMONY FREEGOLD JOINT VENTURE COMPANY (PROPRIETARY) LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1692 PROPRIETARY LIMITED

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Annexure A: SKETCH PLAN – PROPERTY

Annexure B: SKETCH PLAN – ST HELENA DAM

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1.	PARTIES

1.1.	The Parties to this Agreement are:

1.1.1.	ARMGold / Harmony Freegold Joint Venture Company (Proprietary) Limited; and

1.1.2.	Business Venture Investments No 1692 Proprietary Limited.

1.2.	The Parties agree as set out below.

2.	DEFINITIONS AND INTERPRETATION

2.1.	Unless inconsistent with the context, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings -

2.1.1.	“Agreement” means this sale of property agreement and the annexures;

2.1.2.	“Business” shall have the meaning ascribed thereto in the Sale of Business Agreement;

2.1.3.	“Condition Precedent” means the condition precedent set out in clause 4;

2.1.4.	“Conveyancer” means Edward Nathan Sonnenbergs Incorporated, registration number 2006/018200/21, a firm of attorneys duly incorporated as a private company in South Africa, (Attention: Andrew Bembridge);

2.1.5.	“DMR” means the Department of Mineral Resources of South Africa;

2.1.6.	“Environment” means the surroundings within which humans exist and that are made up of the land, water and atmosphere of the earth, all forms of life, ecological systems; and the physical, chemical, aesthetic and cultural properties and conditions of the foregoing that influence human health and well-being;

2.1.7.	“Environmental Law” means –

2.1.7.1.	common law duties and rules, national, provincial and municipal legislation (including regulations and other subsidiary legislation); and self-executing provisions of international agreements approved by Parliament, that are concerned with the protection or rehabilitation of the Environment, the use of natural resources (including land), and the maintenance of an Environment conducive to human health and well-being;

2.1.7.2.	directives, orders or other instructions lawfully given by a Governmental Body exercising powers under any provision referred to in this clause 2.1.7; and

2.1.7.3.	Licences, authorisations and exemptions issued under any provision referred to in this clause 2.1.7;

2.1.8.	“Environmental Liability” means –

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2.1.8.1.	any liability of the Seller arising under any Environmental Law or any Health and Safety Law in respect of the St Helena Dams; or

2.1.8.2.	any liability involving any Regulated Material, damage or harm to the Environment, site assessment or characterisation, remediation (including operation and maintenance), treatment, containment, mitigation, removal, monitoring, assessing, resource damage, harm to a resource, enforcement proceedings, directives, other remediation or administrative orders, citizen suits, property damage, economic loss, personal injury or death of any employee or other individual, occupational or other exposure or actions whether claimed or instituted by one or more private parties (including the Parties hereto) or Governmental Bodies, in either case (whether under clause 2.1.8.1 or this clause 2.1.8.2) including any fees and expenses of attorneys, counsel, accountants, consultants, and experts, whether based on any Environmental Law or any Health and Safety Law which became or becomes effective before, on or after the Closing Date in respect of the St Helena Dams, and whether arising out of or related to on-site or off-site matters;

2.1.9.	“Existing Lease” means the lease agreement entered or to be entered into between the Seller and Harmony in terms of which the Seller leases the Property to Harmony, which lease agreement is ceded to the Purchaser in terms of the provisions of the Sale of Business Agreement with effect from the closing date of the Sale of Business Agreement;

2.1.10.	“Governmental Body” means any country, any national body, any state, province, municipality, or subdivision of any of the foregoing, any Governmental department, or any agency, court, entity, commission, board, ministry, bureau, locality or authority of any of the foregoing, or any quasi-Governmental or private body exercising any regulatory, taxing, importing, exporting, or other Governmental or quasi-Governmental function;

2.1.11.	“Harmony” means Harmony Gold Mining Company Limited, registration number 1950/038232/06, a limited liability public company duly incorporated in South Africa;

2.1.12.	“Health and Safety Laws” means all laws regulating health and safety in the workplace,

2.1.13.	“Liabilities” means the Environmental Liabilities and the Rehabilitation Liabilities;

2.1.14.	“Land” means –

2.1.14.1.	Portion 1 of the Farm St. Helena 42, District of Welkom, Province of the Free State; and

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2.1.14.2.	Portion 2 of the Farm St. Helena 42, District of Welkom, Province of the Free State;

2.1.15.	“Licences” means any licence, permit, approval, consent, authorisation, order, licence application, and licence amendment application of or to a Governmental Body and all governmental or third party product registrations or approvals;

2.1.16.	“MPRDA” means the Mineral and Petroleum Resources Development Act, No 28 of 2002;

2.1.17.	“New Rehabilitation Trust” shall bear the meaning ascribed thereto in the Sale of Business Agreement;

2.1.18.	“Parties” means the Purchaser and the Seller and “Party” shall, as the context requires, be a reference to either one of them;

2.1.19.	“Property” means the portion of the Land, as will appear from the letters A2 and B2 on the sketch plan attached hereto as Annexure A;

2.1.20.	“Purchaser” means Business Venture Investments No. 1692 Proprietary Limited, registration number 2012/041001/07, a limited liability private company duly incorporated in South Africa;

2.1.21.	“Regulated Material” means –

2.1.21.1.	any material, substance, waste (including any solid, liquid, semisolid or gas or gaseous mixture), product, by-product, chemical, pesticide, fungicide, rodenticide, pollutant, hazardous material, hazardous substance, hazardous waste, solid waste, or non-hazardous waste as the foregoing terms are considered or defined as harmful, under, or regulated by, any applicable Environmental Law or health and safety law, or known or suspected to pose a threat to health, safety or the Environment;

2.1.21.2.	any petroleum (including crude oil or any fraction thereof);

2.1.21.3.	any asbestos, asbestos containing material, and presumed asbestos containing material;

2.1.21.4.	any radioactive substance;

2.1.21.5.	any polychlorinated biphenyl (PCB); and

2.1.21.6.	any methylene chloride, trichloroethylene, 1.2-trans-dichloroethylene, dioxins or dibenzofurans;

2.1.22.	“Rehabilitation Liabilities” means the Seller’s obligations to rehabilitate all environmental disturbances, including health and pollution, and degradation existing in respect of the St Helena Dams as at the Transfer Date and any obligation to rehabilitate all environmental disturbances, including health and pollution, and degradation existing in respect of the St Helena Dams after the Transfer Date, and shall include –

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2.1.22.1.	all restoration, anti-pollution measures, anti-flooding measures, making safe, rehabilitation, compliance with the terms of any rehabilitation plans and/or programs approved by the DMR;

2.1.22.2.	compliance with all Environmental Laws; and

2.1.22.3.	the obtaining of the relevant certificate in terms of section 43 of the MPRDA.

2.1.23.	“Sale of Business Agreement” means the sale of business agreement entered into, or to be entered into, between Harmony and the Purchaser in terms of which the Business is sold by Harmony to the Purchaser;

2.1.24.	“Seller” means ARMGold / Harmony Freegold Joint Venture Company (Proprietary) Limited, registration number 2001/029602/07, a private company incorporated in South Africa;

2.1.25.	“Signature Date” means the date of the signature of this Agreement by the Party last signing;

2.1.26.	“South Africa” means the Republic of South Africa as constituted from time to time;

2.1.27.	“St. Helena Dams” means the mine dumps and tailing set out and depicted by the letters ABCDEFKLMNPJ on the sketch plan attached hereto as Annexure B, measuring approximately 370 (three hundred and seventy) hectares in extent on Annexure B attached hereto;

2.1.28.	“St Helena Rehabilitation Trust” means the trustees for the time being of the St Helena Rehabilitation Trust, Master’s Reference No. 4325/2003, a trust duly established in South Africa;

2.1.29.	“Subdivision Date” means the date on which a diagram depicting the Property is approved by the Surveyor General;

2.1.30.	“Transfer Date” means the date of the registration of transfer of the Property into the name of the Purchaser;

2.1.31.	“VAT” means value added tax imposed in terms of the Value Added Tax Act, 1991, including any similar tax which may be imposed in place thereof from time to time; and

2.1.32.	“VAT Act” means the Value Added Tax Act 1991.

2.2.	In this Agreement -

2.2.1.	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

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2.2.2.	an expression which denotes -

2.2.2.1.	any gender includes the other genders;

2.2.2.2.	a natural person includes a juristic person and vice versa;

2.2.2.3.	the singular includes the plural and vice versa;

2.2.2.4.	a Party includes a reference to that Party’s successors in title and assigns allowed at law; and

2.2.2.5.	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3.	Any reference in this Agreement to –

2.3.1.	“business hours” shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2.	“days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of South Africa from time to time;

2.3.3.	“laws” means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any Governmental Body; and the common law, and “law” shall have a similar meaning; and

2.3.4.	“person” means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality.

2.4.	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5.	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6.	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

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2.7.	Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8.	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9.	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10.	If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the next succeeding business day.

2.11.	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.12.	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.13.	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.14.	The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.15.	Any reference in this Agreement to “this Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.16.	In this Agreement the words “clause” or “clauses” and “annexure” or “annexures” refer to clauses of and annexures to this Agreement.

3.	INTRODUCTION

3.1.	The Seller is the owner of the Land on which the St. Helena Dams are situated.

3.2.	The Purchaser wishes to purchase the area of the Land on which the St. Helena Dams are situate.

3.3.	Accordingly, the Purchaser is willing to purchase the Property from the Seller and the Seller is willing to sell the Property to the Purchaser.

4.	CONDITION PRECEDENT

4.1.	Save for clauses 1 to 4, and clauses 13 to 19 all of which shall become effective immediately, the provisions of this Agreement are subject to the fulfilment of the Condition Precedent that, by not later than the date for fulfilment of the last of the conditions precedent to the Sale of Business Agreement, the Sale of Business Agreement is entered into by all of the parties thereto and becomes unconditional, save for any condition requiring that this Agreement is entered into and becomes unconditional.

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4.2.	Unless the Condition Precedent has been fulfilled by not later than the relevant date for fulfilment thereof set out in clause 4.1 the provisions of this Agreement, save for clauses 1 to 4, and clauses 13 to 19, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Condition Precedent.

5.	SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, the Seller hereby sells to the Purchaser who hereby purchases the Property with effect from and inclusive of the Transfer Date.

6.	SUBDIVISION

6.1.	It is recorded that the Property is used for the purposes of a mine and accordingly Section 3(e)(i) of the Subdivision of Agricultural Land Act 70 of 1970 is not applicable to the Subdivision of the Land.

6.2.	The Seller shall, as soon as reasonably possible and at its cost, have the Property surveyed and a diagram of the Property approved by the Surveyor General.

7.	PURCHASE PRICE

7.1.	The purchase price for the Property is R1.00 (one rand) (“Purchase Price”) excluding VAT.

7.2.	The Purchase Price shall be paid by the Purchaser to the Seller on the Transfer Date.

8.	TRANSFER OF THE PROPERTY

Registration of transfer of the Property into the name of the Purchaser shall be effected by the Conveyancer as soon as reasonably possible after -

8.1.	the Subdivision Date; and

8.2.	all necessary transfer documents have been signed by the Parties, who shall do so within 7 (seven) days of being called on to do so by the Conveyancer.

9.	RISK, OWNERSHIP AND OCCUPATION

With effect from the Transfer Date -

9.1.	occupation and all the benefits and risks of ownership of the Property shall pass to the Purchaser subject to the Lease;

9.2.	the Purchaser shall be liable for all rates and taxes and other imposts levied in respect of the Property; and

9.3.	the Purchaser shall become liable for and forthwith refund to the Seller a proportionate share of any rates and taxes and other imposts paid by the Seller in respect of any period after the Transfer Date.

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10.	VOETSTOOTS

The Purchaser acknowledges that -

10.1.	the Purchaser has acquainted itself with the nature, condition, beacons, extent and locality of the Property as set out on the plan attached as Annexure A;

10.2.	the Purchaser will have no claim whatsoever against the Seller for any deficiency in the size of the Property which may be revealed on any re-survey nor shall the Seller benefit from any possible excess; and

10.3.	the Property is sold to the extent as it now lies, voetstoots, subject to all conditions and servitudes mentioned or referred to in the current and/or prior title deeds of the Property and any town planning scheme applicable thereto.

11.	LIABILITIES

11.1.	Against compliance by the Purchaser with its obligations under clause 7.2 –

11.1.1.	the Seller hereby delegates the Liabilities to the Purchaser on the Transfer Date; and

11.1.2.	the Purchaser hereby accepts such delegation and assumes the Liabilities on the Transfer Date.

11.2.	The Purchaser undertakes to discharge such Liabilities as and when they fall due.

11.3.	The Purchaser hereby indemnifies and holds the Seller harmless against all claims, damage, loss and/or expense which may be made against and/or suffered by the Seller in connection with and/or arising from the Liabilities or in respect of the Purchaser’s failure to discharge the Liabilities timeously.

12.	NEW REHABILITATION TRUST

The Seller will, on the later of –

12.1.	the date which is 30 (thirty) business days after the Transfer Date; and

12.2.	the date which is 60 (sixty) business days after the date on which letters of authority have been issued to the trustees of the New Rehabilitation Trust,

(“Date of Transfer”) procure the transfer from the St Helena Rehabilitation Trust to the New Rehabilitation Trust, the full amount which has been provided in the St Helena Rehabilitation Trust for the Rehabilitation Liabilities as at the Date of Transfer, provided that the Purchaser shall continue to make contributions to the St Helena Rehabilitation Trust for the Rehabilitation Liabilities until the Date of Transfer.

13.	BREACH

Should either Party (the “Defaulting Party”) commit a breach of any of the provisions hereof, then the other Party (the “Aggrieved Party”) shall be entitled to give the Defaulting Party 14 (fourteen) calendar days written notice to remedy the breach. If the Defaulting Party fails to comply with such notice, the Aggrieved Party shall be entitled to cancel this Agreement or to claim immediate

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payment and/or performance by the Defaulting Party of all of the Defaulting Party’s obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the Aggrieved Party’s rights to claim damages. The aforegoing is without prejudice to such other rights as the Aggrieved Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the Aggrieved Party shall not be entitled to cancel this Agreement for any breach by the Defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the Defaulting Party fails to pay the amount concerned within 14 (fourteen) days after such amount has been determined.

14.	NOTICES AND DOMICILIA

14.1.	Notices

14.1.1.	Each Party chooses the addresses set out opposite its name below as its addresses to which any written notice in connection with this Agreement may be addressed –

14.1.1.1.	Seller:

Physical Address:     Block 27

                                   Randfontein Office Park

                                   Cnr Main Reef Road & Ward Avenue

Telefax:                     +27 (0) 86 628 2332

Marked for the attention of: the Company Secretary

14.1.1.2.	Purchaser:

Physical Address:     Block 27

                                   Randfontein Office Park

                                   Cnr Main Reef Road & Ward Avenue

Telefax:                     +27 (0) 86 628 2332

Marked for the attention of: Frank Abbott

14.1.2.	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number or by email set out opposite its name above.

14.1.3.	Either Party may by written notice to the other Party change its chosen addresses and/or telefax number and/or email address for the purposes of clause 14.1.1 to any other address(es) and/or telefax number or email, provided that the change shall become effective on the 14th (fourteenth) day after the receipt of the notice by the addressee.

14.1.4.	Any notice given in terms of this Agreement shall:

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14.1.4.1.	if sent by a courier service be deemed to have been received by the addressee on the 7th (seventh) business day following the date of such sending;

14.1.4.2.	if delivered by hand be deemed to have been received by the addressee on the date of delivery;

14.1.4.3.	if transmitted by facsimile or by email be deemed to have been received by the addressee on the 1st (first) business day after the date of transmission;

unless the contrary is proved.

14.1.5.	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number, and/or email.

14.2.	Domicilia

14.2.1.	Each of the Parties chooses its physical address set out opposite its name in clause 14.1.1 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

14.2.2.	Either Party may by written notice to the other Party change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Party pursuant to clause 14.1.4.

15.	GOVERNING LAW

This Agreement shall be governed, construed and take effect in all respects in accordance with the laws of South Africa.

16.	JURISDICTION

The Parties hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the South Gauteng High Court, High Court of South Africa (or any successor to that division) in regard to all matters arising from this Agreement.

17.	SEVERABILITY

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties hereto acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

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18.	GENERAL

18.1.	This document constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

18.2.	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

18.3.	No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

18.4.	No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

18.5.	The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

18.6.	Save as is specifically provided in this Agreement, no Party shall be entitled to cede, assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties affected by such transfer of rights or obligations, which consent may not unreasonably be withheld or delayed.

19.	COSTS

19.1.	Each Party shall bear their own costs of and incidental to the negotiation, preparation and execution of this Agreement.

19.2.	All legal costs incurred by either Party in consequence of any default of the provisions of this Agreement by the other Party shall be payable by the Defaulting Party on demand on the scale as between attorney and own client and shall include collection charges, the costs incurred by the non-defaulting Party in endeavouring to enforce such rights prior to the institution of legal proceedings and the costs incurred in connection with the satisfaction or enforcement of any judgement awarded in favour of the non-defaulting Party in relation to its rights in terms of or arising out of this Agreement.

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20.	SIGNATURE

20.1.	This Agreement is signed by the Parties on the dates and at the places indicated below.

20.2.	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

20.3.	The persons signing this Agreement in a representative capacity warrant their authority to do so.

20.4.	The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

For:	ARMGOLD / HARMONY FREEGOLD JOINT VENTURE COMPANY (PROPRIETARY) LIMITED

Signature:	/s/
Who warrants his/her authority hereto
Name:	Graham Briggs
Date:	20 March 2013
Place:	Sandton

For:	BUSINESS VENTURE INVESTMENTS NO. 1692 PROPRIETARY LIMITED

Signature:	/s/
Who warrants his/her authority hereto
Name:	Graham Briggs
Date:	20 March 2013
Place:	Sandton

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Annexure A

SKETCH PLAN – PROPERTY

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Annexure B

SKETCH PLAN – ST HELENA DAM

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